Exhibit C

NOTICE AND JOINDER TO SUPPORT AGREEMENT

This Notice and Joinder to the Support Agreement (this “Joinder”) is made by and between Pamela M. Lopker (the “Transferor”), Fidelity Investments Charitable Gift Fund, a Massachusetts charitable trust (the “Transferee”), and QAD Inc., a Delaware corporation (the “Company”), Project Quick Parent, LLC, a Delaware limited liability company (“Parent”), The Lopker Living Trust dated November 18, 2013 (the “Lopker Trust”), and the Estate of Karl F. Lopker (the “Lopker Estate” and collectively with Lopker and the Lopker Trust, the “Stockholder”).

WHEREAS, Transferor is a party to that certain Support Agreement, by and among the Company, the Parent, the Lopker Trust, and the Locker Estate, dated as of June 27, 2021 (the “Support Agreement”);

WHEREAS, the Transferor intends to transfer 235,181 Class A Common Stock (as defined in the Support Agreement) (the “Shares”) to the Transferee (the “Transfer”) as a charitable contribution;

WHEREAS, the Transferee is a Permitted Transferee (as defined in Section 4.01(b) of the Support Agreement) of the Transferor; WHEREAS, pursuant to Section 4.01(b) of the Support Agreement, prior to and as a condition to the effectiveness of the Transfer, the Transferor must cause the Transferee to execute a counterpart signature page to the Support Agreement and deliver the same to Parent and the Company, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be bound by, the Support Agreement with respect to the Shares; and

WHEREAS, as required by the Support Agreement, the Transferee hereby agrees to be a “Stockholder” pursuant to, and to be bound by, the Support Agreement with respect to the Shares except with respect to Section 4.04 thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Transferee hereby becomes a party to and agrees to be bound by the terms and conditions of the Support Agreement as a “Stockholder” thereunder, provided, however, that the provisions of Section 4.04 of the Support Agreement shall not apply to the Transferee. For the avoidance of doubt, the Shares shall not be Rollover Shares (as defined in that certain Contribution and Exchange Agreement, dated as of June 27, 2021, by and among Project Quick Ultimate Parent, LP, a Delaware limited partnership, the Transferor and the other parties thereto).

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IN WITNESS WHEREOF, the undersigned have caused this Joinder to be executed and delivered as of the date set forth below.

Dated as of October 19, 2021
TRANSFEROR:

/s/ Pamela M. Lopker
Pamela M. Lopker

TRANSFEREE:

FIDELITY INVESTMENTS CHARITABLE GIFT FUND

	By:	/s/ Amy Grossman
Name: Amy Grossman
Title: Vice-President, Complex Assets Group

[Signature Page to Notice and Joinder Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Joinder to be executed and delivered as of the date set forth below.

Dated as of September 27, 2021

QAD INC.

By:	/s/ Anton Chilton
Name: Anton Chilton
Title: Chief Executive Officer

[Signature Page to Notice and Joinder Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Joinder to be executed and delivered as of the date set forth below.

Dated as of September 7, 2021

PROJECT QUICK PARENT, LLC

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Treasurer

[Signature Page to Notice and Joinder Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Joinder to be executed and delivered as of the date set forth below.

Dated as of October 19, 2021

THE LOPKER LIVING TRUST DATED NOVEMBER 18, 2013

By:	/s/ Pamela M. Lopker
Name: Pamela M. Lopker
Its: Trustee

ESTATE OF KARL F. LOPKER

By:	/s/ Pamela M. Lopker
Name: Pamela M. Lopker
Its: Personal Representative

[Signature Page to Notice and Joinder Agreement]